Invitation Homes Announces $375 Million Joint Venture with Rockpoint to Acquire Single-Family Rental Homes DALLAS--(BUSINESS WIRE) -- Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes") today announced that it has entered into an agreement with Rockpoint Group, L.L.C. (“Rockpoint”) to form a joint venture partnership (“JV”) that will acquire single-family homes to operate as rental residences. “In Rockpoint, we have found a high-integrity partner who shares our commitment to providing an unparalleled living experience that puts residents first. We believe both the fundamentals in our sector and the need for high-quality rental housing in the US are as strong as they have been in our company’s history, and we are thrilled to be expanding the channels through which we can invest for the benefit of our local communities and our shareholders,” said Dallas Tanner, president and chief executive officer of Invitation Homes. “We view this investment as an opportunity to supplement our long-standing focus on for-rent housing across the United States through a partnership with a proven industry leader in the single-family rental sector,” said Rockpoint co-founder, Keith Gelb. “We are thrilled to be investing alongside Invitation Homes and to be part of the housing solution in America by expanding quality of choice for those seeking homes for lease in areas with attractive supply and demand fundamentals.” The JV will be capitalized with a total equity commitment of $375 million, of which $75 million (20%) will be committed by Invitation Homes and $300 million (80%) will be committed by Rockpoint. A total of over $1 billion (including debt) is expected to be deployed by the JV to acquire and renovate single- family homes in attractive locations in markets within the Western US, Southeast US, Florida, and Texas, where Invitation Homes already owns homes. The homes are expected to be of similarly high quality and similar characteristics to the homes in Invitation Homes’ existing portfolio. Invitation Homes will provide investment, asset management, and property management services to the JV, for which it will earn asset management and property management fees and have the opportunity to earn a promoted interest subject to certain performance thresholds. Invitation Homes also maintains the ability in all markets to continue deploying capital from its own balance sheet to acquire homes for the Invitation Homes portfolio, concurrent with the JV’s deployment of capital, in accordance with pre- specified targets. BofA Securities acted as financial advisor, and Latham & Watkins LLP acted as legal advisor to Invitation Homes. Gibson, Dunn, & Crutcher LLP acted as legal advisor to Rockpoint. About Invitation Homes: Invitation Homes is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences. About Rockpoint: Rockpoint Group, L.L.C. (“Rockpoint”) is a real estate private equity firm and Registered Investment Adviser with its headquarters in Boston and with additional primary offices in San Francisco and Dallas. Rockpoint employs a fundamental value approach to investing and targets select product types located primarily in major coastal markets in the United States. Rockpoint utilizes a consistent strategy across distinct return profiles through its opportunistic and growth and income investment programs. Rockpoint targets assets with intrinsic long-term value, at attractive prices relative to replacement cost and stabilized cash flows, and with particular emphasis on value creation opportunities and complex situations. Since 1994, Rockpoint’s co-founders with others have sponsored 15 commingled funds and related co- investment vehicles through Rockpoint and a predecessor firm. In total, they have raised approximately $25 billion in capital commitments and invested or committed to invest in 424 transactions with a total peak capitalization of approximately $62 billion (inclusive of fund equity, co-investor equity and debt). Invitation Homes Contacts: Investor Relations Greg Van Winkle Phone: 844.456.INVH (4684) Email: IR@InvitationHomes.com Media Relations Kristi DesJarlais Phone: 972.421.3587 Email: Media@InvitationHomes.com Rockpoint Contacts: Media Relations Caroline Luz Lambert & Co. Phone: 203.656.2829 Email: cluz@lambert.com Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the activities of the JV and its impact on Invitation Homes, the pace of the JV’s capital deployment, the anticipated value of the JV portfolio and size of the JV, the anticipated acquisitions by the JV and the yield on such acquisitions, the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) and insurance costs, the Company's dependence on third parties for key services, risks related to the evaluation and operation of properties, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of the ongoing COVID-19 pandemic, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company's periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.